UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

312 S Beverly Drive #3401 Beverly Hills, California 90212
(Address of principal executive offices) (zip code)

(661) 418-7842
(Registrant’s telephone number, including area code)

15061 Springdale, Suite 113,

Huntington Beach, California 92649

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

The Company has agreed to acquire a rotary piston filling can line. The new line will be capable of producing between 8,000,000 and 10,000,000 cans per year and will be installed at the Company’s factory in Fairfield, California within the next 10-12 weeks. The Company has begun moving its production from its Los Angeles co-packer to its factory line in Fairfield. The Company expected the transition to take 12 months but on January 31, 2015, the Company agreed to compete the process in the next 3-4 months. The benefits of moving production from Los Angeles to Fairfield include control over the production line and equipment, a 300% increase in production space, additional storage for raw materials, reduction in freight expenses and an increase in the quality control of the product. The line cost approximately $400,000 and is being financed by WB Partners.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: February 3, 2015	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO